                              EXHIBIT NO. 11

                     COMPUTATION OF PER SHARE EARNINGS

                                                         YEAR ENDED DECEMBER 31
                                                      1996        1995        1994
                                                      ----        ----        ----
                                                         (Amounts in thousands,
                                                        except per share amounts)
PRIMARY:

     Average shares outstanding                       10,200      10,150      10,104

     Net effect of the assumed exercise of
     stock options-based on the treasury stock
     method using average market price                   148         155         153
                                                     -------     -------     -------
                                                      10,348      10,305      10,257
                                                     =======     =======     =======

     Net income                                      $22,003     $20,489     $19,110
                                                     =======     =======     =======


     Net income per common share                     $  2.13     $  1.99     $  1.86
                                                     =======     =======     =======

FULLY DILUTED:

     Average shares outstanding                       10,200      10,150      10,104

     Net effect of the assumed exercise of
     stock options-based on the treasury
     stock method using year-end market price            152         178         153
                                                     -------     -------     -------
                                                      10,352      10,328      10,257
                                                     =======     =======     =======

     Net income                                      $22,003     $20,489     $19,110
                                                     =======     =======     =======


     Net income per common share                     $  2.13     $  1.99     $  1.86
                                                     =======     =======     =======